Exhibit 99.01

Continucare Corporation Reports Strong Fourth Quarter and Full Year Results

Achieves 45% Increase in Net Income for Fiscal 2010

MIAMI--(BUSINESS WIRE)--September 9, 2010--Continucare Corporation (NYSE Amex:CNU) today reported strong financial results for its fourth quarter and fiscal year ended June 30, 2010. Financial highlights for the quarter include:

  Total revenue increased 5% to $79.3 million, compared to $75.3 million in the fourth quarter of fiscal 2009;
  Income from operations increased 18% to $9.1 million, compared to $7.8 million in the fourth quarter of fiscal 2009; and
  Net income increased 18% to $5.7 million, or $0.09 per diluted share, compared to $4.8 million, or $0.08 per diluted share, in the fourth quarter of fiscal 2009.

Full Year Results

For the fiscal year ended June 30, 2010, total revenue increased 10% to $310.8 million compared to $281.3 million in the prior fiscal year. Income from operations for fiscal 2010 increased 46% to $36.1 million compared to $24.7 million for fiscal 2009. Net income for fiscal 2010 increased 45% to $22.2 million, or $0.36 per diluted share, compared to $15.3 million, or $0.24 per diluted share for fiscal 2009.

Balance Sheet

Continucare’s cash and cash equivalents increased to $37.5 million at June 30, 2010 compared to $13.9 million at June 30, 2009, while working capital increased to $49.5 million at June 30, 2010 compared to $25.5 million at June 30, 2009. Total liabilities were $17.8 million at June 30, 2010 compared to $14.1 million at June 30, 2009. Shareholders’ equity increased to $136.0 million at June 30, 2010 from $111.2 million at June 30, 2009.

“We delivered outstanding financial results in our fourth quarter, our 13th consecutive quarter of year-over-year improvement and a strong conclusion to another record year,” said Richard C. Pfenniger, Jr., Continucare’s Chairman and Chief Executive Officer. “Revenue increased, margins improved and our financial position was further strengthened. At fiscal year-end, our cash and working capital positions reached new record levels and our balance sheet remained virtually free of long-term indebtedness.”

About Continucare Corporation

Continucare provides primary care physician services on an outpatient basis through a network of medical facilities in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides medical management services to independent physician affiliates who practice primary care medicine in South Florida. Also, through its subsidiary, Seredor Corporation, Continucare operates sleep diagnostic centers in seven states. For more information on Continucare please visit www.continucare.com, and for more information on Seredor please visit www.Seredor.com.

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements including the following: our operations are dependent on three health maintenance organizations; under our most important contracts we are responsible for the cost of medical services to our patients in return for a capitated fee; our revenues will be affected by the Medicare Risk Adjustment program; if we are unable to manage medical benefits expense effectively, our profitability will likely be reduced; a failure to estimate incurred but not reported medical benefits expense accurately will affect our profitability; we compete with many health care providers for patients and HMO affiliations; we may not be able to successfully recruit or retain existing relationships with qualified physicians and medical professionals; our business exposes us to the risk of medical malpractice lawsuits; we primarily operate in Florida; a significant portion of our voting power is concentrated; we are dependent on our executive officers and other key employees; we depend on the management information systems of our affiliated HMOs; we depend on our information processing systems; the volatility of our stock price; a failure to successfully implement our business strategy could materially and adversely affect our operations and growth opportunities; our intangible assets represent a substantial portion of our total assets; competition for acquisition targets and acquisition financing and other factors may impede our ability to acquire other businesses and may inhibit our growth; our acquisitions could result in integration difficulties, unexpected expenses, diversion of management’s attention and other negative consequences; recently enacted health care reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on our business; a decrease to our Medicare capitation payments may have a material adverse effect on our results of operations, financial position and cash flows; we are subject to government regulation; the health care industry is subject to continued scrutiny; our insurance coverage may not be adequate, and rising insurance premiums could negatively affect our profitability; deficit spending and economic downturns could negatively impact our results of operations; and many factors that increase health care costs are largely beyond our ability to control. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our most recent annual report on Form 10-K and other filings with the SEC and we urge you to read those documents. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

CONTINUCARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
ASSETS	2010	2009
Current assets:
Cash and cash equivalents	$37,542,445	$13,895,823
Certificate of deposit	668,755	-
Due from HMOs, net of a liability for incurred but not reported medical claims expense of approximately $23,394,000 and $23,719,000 at June 30, 2010 and 2009, respectively	18,920,388	17,323,599
Prepaid expenses and other current assets	2,631,136	812,970
Deferred income tax assets	140,057	141,420
Total current assets	59,902,781	32,173,812
Certificates of deposit, restricted	-	1,233,653
Property and equipment, net	12,728,184	10,489,383
Goodwill	73,994,444	73,204,582
Intangible assets, net of accumulated amortization of approximately $4,705,000 and $3,406,000 at June 30, 2010 and 2009, respectively	4,296,507	5,253,666
Deferred income tax assets	2,830,929	2,795,588
Other assets, net	112,747	152,702
Total assets	$153,865,592	$125,303,386
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$810,376	$652,305
Accrued expenses and other current liabilities	9,041,162	4,455,675
Income taxes payable	590,673	1,575,511
Total current liabilities	10,442,211	6,683,491
Deferred income tax liabilities	7,145,507	6,435,732
Other liabilities	249,248	981,640
Total liabilities	17,836,966	14,100,863
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value: 100,000,000 shares authorized; 60,504,012 shares issued and outstanding at June 30, 2010 and 59,391,049 shares issued and outstanding at June 30, 2009	6,050	5,939
Additional paid-in capital	107,860,204	105,210,519
Accumulated earnings	28,162,372	5,986,065
Total shareholders’ equity	136,028,626	111,202,523
Total liabilities and shareholders’ equity	$153,865,592	$125,303,386

CONTINUCARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)		Year Ended June 30,
	Three-Months Ended June 30,
	2010	2009	2010	2009

Revenue	$ 79,288,452	$ 75,270,033	$ 310,791,463	$ 281,270,360
Operating expenses:
Medical services:
Medical claims	53,795,138	53,483,994	208,857,229	199,167,856
Other direct costs	8,059,502	6,921,562	31,484,513	28,456,121
Total medical services	61,854,640	60,405,556	240,341,742	227,623,977
Administrative payroll and employee benefits	4,048,112	3,262,322	16,308,854	12,655,975
General and administrative	4,249,594	3,850,991	18,021,123	16,261,750
Total operating expenses	70,152,346	67,518,869	274,671,719	256,541,702
Income from operations	9,136,106	7,751,164	36,119,744	24,728,658
Other income (expense):
Interest income	19,266	22,405	65,957	174,039
Interest expense	(4,922)	(4,070)	(116,041)	(21,255)
Income before income tax provision	9,150,450	7,769,499	36,069,660	24,881,442
Income tax provision	3,471,772	2,970,823	13,893,353	9,600,321
Net income	$ 5,678,678	$ 4,798,676	$ 22,176,307	$ 15,281,121

Net income per common share:
Basic	$ .09	$ .08	$ .37	$ .25
Diluted	$ .09	$ .08	$ .36	$ .24

Weighted average common shares outstanding:
Basic	60,144,343	59,385,410	59,777,789	61,405,620
Diluted	61,675,272	60,536,072	61,565,397	62,488,340

CONTINUCARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30,
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$22,176,307	$15,281,121	$11,269,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,895,621	2,303,327	2,507,535
Loss on impairment of fixed assets	96,000	-	171,515
Loss on disposal of fixed assets	18,668	65,760	-
Provision for bad debts	118,895	-	181,081
Compensation expense related to issuance of stock options	1,391,768	1,163,472	1,332,786
Excess tax benefits related to exercise of stock options	(1,374,921)	(116,593)	–
Deferred income tax expense	675,796	230,923	(198,598)
Changes in operating assets and liabilities:
Due from HMOs, net	(1,596,789)	(1,997,816)	(1,251,657)
Prepaid expenses and other current assets	88,596	(104,129)	676,782
Other assets, net	56,365	42,735	(128,743)
Accounts payable	137,270	249,587	(605,151)
Accrued expenses and other current liabilities	3,270,660	(33,689)	145,851
Income taxes payable	(984,838)	549,398	1,131,324
Net cash provided by operating activities	26,969,398	17,634,096	15,232,379

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of certificates of deposit	(10,705)	(682,948)	(112,512)
Proceeds from maturities of certificates of deposit	575,603	723,442	15,000
Acquisition of sleep diagnostic centers, net of cash acquired	(1,507,858)	-	-
Purchase of property and equipment	(3,337,260)	(3,100,935)	(939,270)
Net cash used in investing activities	(4,280,220)	(3,060,441)	(1,036,782)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal repayments under capital lease obligations	(300,584)	(115,225)	(113,249)
Repayment on long-term debt	-	-	(6,083)
Proceeds from exercise of stock options	1,417,287	23,375	64,375
Shares withheld in connection with exercise of stock options	(1,408,079)	-	-
Excess tax benefits related to exercise of stock options	1,374,921	116,593	–
Payment of fees related to issuance of stock	-	-	(45,000)
Purchase of noncontrolling interest in sleep diagnostic centers	(126,101)	-	-
Repurchase of common stock	-	(10,608,315)	(11,452,147)
Net cash provided by (used in) financing activities	957,444	(10,583,572)	(11,552,104)

Net increase in cash and cash equivalents	23,646,622	3,990,083	2,643,493
Cash and cash equivalents at beginning of fiscal year	13,895,823	9,905,740	7,262,247
Cash and cash equivalents at end of fiscal year	$37,542,445	$13,895,823	$9,905,740

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS:

Purchase of equipment, furniture and fixtures with proceeds of capital lease obligations	$228,413	$123,831	$38,922
Retirement of treasury stock	$-	$10,608,315	$11,452,147

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for taxes	$13,870,000	$8,820,000	$6,200,000
Cash paid for interest	$19,041	$16,255	$20,898

CONTACT:
Continucare Corporation, Miami
Fernando L. Fernandez, Senior Vice President – Finance, 305-500-2105